As filed with the Securities and Exchange Commission on July 3, 2006
Registration No. 333-133785

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

The Goodyear Tire & Rubber Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio	3011	34-0253240
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1144 East Market Street
Akron, Ohio 44316-0001
(330) 796-2121
(Address, including zip code, and telephone number, including area code, of
Registrants’ principal executive offices)
C. Thomas Harvie, Esq.
Senior Vice President, General Counsel and Secretary
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
(330) 796-2121
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies To:
Leonard Chazen, Esq.
Covington & Burling
1330 Avenue of the Americas
New York, NY 10019
(212) 841-1000

Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Deregistration of Securities and Withdrawal of Registration Statement
On May 4, 2006, The Goodyear Tire & Rubber Company (the “Company”) filed with the Securities and Exchange Commission an automatic shelf registration statement on Form S-3 (Registration No. 333-133785) (the “Registration Statement”), registering the resale of up to $278,743,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2034 (the “Notes”), and the common stock issuable upon conversion thereof (the “Common Stock” and, together with the Notes, the “Securities”), held by certain selling holders thereof, as identified in the Prospectus that is a part of the Registration Statement.
The Company’s contractual obligation to maintain the effectiveness of a registration statement with respect to the Securities has terminated and the Company wishes to discontinue the effectiveness of the Registration Statement. In accordance with the undertaking of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters the $246,730,000 aggregate principal amount of Notes, and the common stock issuable upon conversion thereof, that remain unsold pursuant to the Registration Statement and, in accordance with Rules 477 and 478 of the Securities Act of 1933, the Company hereby withdraws the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 3rd day of July 2006.
THE GOODYEAR TIRE & RUBBER COMPANY

By:	/s/ C. Thomas Harvie
	Name:	C. Thomas Harvie
Executive Senior Vice President, General Counsel and Secretary